                                                                   Exhibit 99.21

                                 VISTA.COM, INC.
                              REPORT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM
                                       AND
                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

                                       AND

                            JUNE 30, 2005 (UNAUDITED)

                            HANSEN, BARNETT & MAXWELL
                           A Professional Corporation
                          CERTIFIED PUBLIC ACCOUNTANTS

                                 VISTA.COM, INC.
                          INDEX TO FINANCIAL STATEMENTS

                                                                                                Page
Report of Independent Registered Public Accounting Firm                                         F-2

Balance Sheets as of June 30, 2005 (Unaudited) and December 31, 2004 and 2003                   F-3

Statements of Operations for the Six Months Ended June 30, 2005 (Unaudited) and 2004,
  (Unaudited) and for the Years Ended December 31, 2004 and 2003                                F-5

Statements of Stockholders' Equity (Deficit) for the Years Ended December 31, 2003
  and 2004 and the Six Months Ended June 30, 2005 (Unaudited)                                   F-6

Statements of Cash Flows for the Six Months Ended June 30, 2005 (Unaudited) and 2004
  (Unaudited) and for the Years Ended December 31, 2004 and 2003                                F-7

Notes to Financial Statements                                                                   F-9

  HANSEN, BARNETT & MAXWELL
  A Professional Corporation
 CERTIFIED PUBLIC ACCOUNTANTS                 REGISTERED WITH THE PUBLIC COMPANY
             AND                                  ACCOUNTING OVERSIGHT BOARD
   BUSINESS CONSULTANTS
                                                [BAKER TILLY INTERNATIONAL LOGO]
  5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
    Phone: (801) 532-2200
     Fax: (801) 532-7944
       www.hbmcpas.com

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors and the Stockholders
Vista.com, Inc.

We have audited the accompanying balance sheets of Vista.com, Inc. (the "Company") as of December 31, 2004 and 2003, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vista.com, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit, has suffered losses from operations, has had negative cash flows from operating activities, has negative working capital and a capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                       HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
March 28, 2005

                                 VISTA.COM, INC.
                                 BALANCE SHEETS

                                                                                            JUNE 30,            DECEMBER 31,
                                                                                              2005       ------------------------
                                                                                           (UNAUDITED)      2004         2003
                                                                                          -------------  -----------  -----------
ASSETS

CURRENT ASSETS

    Cash and cash equivalents                                                             $   1,261,571  $   187,444  $    61,666
    Restricted cash                                                                                  --      300,151           --
    Settlement deposits                                                                         201,430      149,152           --
    Settlement receivable, net of allowance for doubtful                                        414,715       53,538           --
       accounts of $42,000 (unaudited), $36,000 and $0, respectively
    Trade accounts receivable, net of allowance for doubtful
       accounts of $328,865 (unaudited), $52,000, and $25,000, respectively                   1,271,096      365,155      154,973
    Inventory                                                                                   436,904           --           --
    Other current assets                                                                        320,297      109,954           --
                                                                                          -------------  -----------  -----------
  TOTAL CURRENT ASSETS                                                                        3,906,013    1,165,394      216,639
                                                                                          =============  ===========  ===========

Property and equipment, net                                                                     339,737      224,086       14,224
Prepaid royalty                                                                               2,079,081           --           --
Deposits                                                                                         14,402           --           --
Intangible Assets:
    Software, net of accumulated amortization of $229,898 (unaudited), $150,472
       and $0, respectively                                                                     712,854      601,890           --
    Domain name registration, net of accumulated amortization of $8,333 (unaudited), $0,
       and $0, respectively                                                                      91,667           --           --
    Distribution rights, net of accumulated amortization of $444 (unaudited),
       $0, and $0, respectively                                                                  31,556           --           --
    Customer contracts and relationships, net of accumulated amortization of
       $32,500 (unaudited), $0, and $400,000, respectively                                    2,044,682           --    1,857,276
    Goodwill                                                                                  1,833,220           --           --
                                                                                          -------------  -----------  -----------
  TOTAL INTANGIBLE ASSETS                                                                     4,713,979      601,890    1,857,276
                                                                                          =============  ===========  ===========

TOTAL ASSETS                                                                              $  11,053,212  $ 1,991,370  $ 2,088,139
                                                                                          =============  ===========  ===========

   The accompanying notes are an integral part of these financial statements.

                                 VISTA.COM, INC.
                                 BALANCE SHEETS

                                                                                            JUNE 30,            DECEMBER 31,
                                                                                              2005       --------------------------
                                                                                           (UNAUDITED)       2004          2003
                                                                                          -------------  ------------  ------------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
    Accounts payable                                                                      $   1,452,223  $    462,025  $    236,500
    Accrued salaries and wages                                                                  264,298       168,640       326,672
    Merchant settlement payable                                                               1,003,160       511,994            --
    Deferred revenues                                                                         1,780,943       139,602        94,189
    Accrued liabilities                                                                         412,685       683,817       400,267
    Related party notes payable, net of unamortized discount of $2,700 (unaudited),
       $0, $0, respectively                                                                     400,000            --     1,725,000
    Notes payable current portion, net of unamortized discount of $14,272 (unaudited),
       $57,088, and $85,632, respectively                                                     2,104,607     1,442,912     1,468,662
                                                                                          -------------  ------------  ------------
    TOTAL CURRENT LIABILITIES                                                                 7,417,916     3,408,990     4,251,290

LONG-TERM LIABILITIES
    Long-term notes payable, net of current portion and unamortized
       discount of $0 (unaudited), $0, and $57,088, respectively                              1,000,000            --       642,912
    Long-term related party notes payable, net of current portion and
       unamortized discount of $24,294 (unaudited), $0, and $0, respectively                  1,996,854            --            --
                                                                                          -------------  ------------  ------------
    TOTAL LONG-TERM LIABILITIES                                                               2,996,854            --       642,912
                                                                                          =============  ============  ============
  TOTAL LIABILITIES                                                                          10,414,770     3,408,990     4,894,202
                                                                                          =============  ============  ============

STOCKHOLDERS' (EQUITY) DEFICIT
    Preferred stock, no par value;
       New Series A preferred stock; $1.00 stated value per share; 5,500,000 shares authorized: 4,660,988 (unaudited) and 4,635,948 shares outstanding, respectively; liquidation preference of $4,660,948
           (unaudited) and $4,635,948, respectively                                           4,412,114     4,387,114            --
       Old series A preferred stock; $0.63 stated value per share; 142,856 shares
           authorized; 0, 0, and 142,856 shares outstanding, respectively                            --            --        90,000
       Series B preferred stock; $13.75 stated value per share; 728,863 shares
           authorized; 0, 0, and 399,308 shares outstanding, respectively                            --            --     5,478,743
       Series C preferred stock; $1.05 stated value per share; 473,258 shares
           authorized; 0, 0 and 473,258 shares outstanding, respectively                             --            --       500,000
    Undesignated preferred stock, 9,500,000 shares authorized; 0 shares outstanding                  --            --            --
    Common stock, no par value; 35,000,000 shares authorized; 10,427,691 shares
       (unaudited), 2,597,753 shares, and 1,582,331 shares outstanding, respectively         20,262,850    13,501,155     6,469,172
    Receivable from shareholders                                                               (289,763)           --            --
    Deferred compensation                                                                      (388,744)     (663,758)      (62,856)
    Accumulated deficit                                                                     (23,358,015)  (18,642,131)  (15,281,122)
                                                                                          -------------  ------------  ------------
  TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                                          638,442    (1,417,620)   (2,806,063)
                                                                                          =============  ============  ============

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                                      $  11,053,212  $  1,991,370  $  2,088,139
                                                                                          =============  ============  ============

   The accompanying notes are an integral part of these financial statements.

                                 VISTA.COM, INC.
                            STATEMENTS OF OPERATIONS

                                                       FOR THE SIX MONTHS
                                                         ENDED JUNE 30,               FOR THE YEARS
                                                   --------------------------       ENDED DECEMBER 31,
                                                       2005          2004       ---------------------------
                                                   (UNAUDITED)    (UNAUDITED)       2004           2003
                                                   ------------   -----------   ------------   ------------
Revenues                                           $  3,083,304   $ 1,950,006   $  4,143,588   $  1,662,761

OPERATING EXPENSES
  Cost of revenue                                     1,069,889     1,000,427      2,215,052        551,373
  General and administrative                          3,792,807       421,767      1,473,659        758,458
  Selling and marketing                               1,282,245       292,146      1,077,947        550,259
  Research and development                              602,545       339,571        734,373        626,928
  Royalty expense                                       831,497            --             --             --
  Amortization of intangibles                           120,699       675,236      1,100,000        400,000
  Impairment of intangibles                                  --            --        757,278             --
                                                   ------------   -----------   ------------   ------------

LOSS FROM OPERATIONS                                 (4,616,378)     (779,141)    (3,214,721)    (1,224,257)

  Interest expense                                       99,506       132,658        146,288        230,918
                                                   ------------   -----------   ------------   ------------
NET LOSS                                           $ (4,715,884)  $  (911,799)  $ (3,361,009)  $ (1,455,175)
                                                   ------------   -----------   ------------   ------------


BASIC AND DILUTED LOSS PER COMMON SHARE            $      (0.78)  $     (0.37)  $      (1.29)  $      (1.03)
                                                   ------------   -----------   ------------   ------------


BASIC AND DILUTED WEIGHTED-AVERAGE
  COMMON SHARES OUTSTANDING                           6,076,288     2,486,168      2,597,753      1,418,392
                                                   ------------   -----------   ------------   ------------


   The accompanying notes are an integral part of these financial statements.

                                 VISTA.COM, INC.
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
      FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2004 AND FOR THE SIX MONTHS
                         ENDED JUNE 30, 2005 (UNAUDITED)

                                                                                   SERIES C, SERIES B
                                                             NEW SERIES A            AND OLD SERIES A
                                                            PREFERRED STOCK          PREFERRED STOCK            COMMON STOCK
                                                        -----------------------  -----------------------  ------------------------
                                                         SHARES       AMOUNT      SHARES       AMOUNT       SHARES       AMOUNT
                                                        ---------  ------------  ---------  ------------  ----------  ------------
BALANCE - JANUARY 1, 2003                                      --  $         --  1,015,422  $  6,068,743   1,368,784  $  6,182,527
 Exercise of stock options for
        compensation, January through June 2003
        $0.35 per share                                        --            --         --            --      13,392         4,690
Exercise of stock options for cash
      February 2003, $0.35 per share                           --            --         --            --         893           312
Issuance of shares as commission
      compensation, October 2003                               --            --         --            --     199,262       209,226
Beneficial conversion option
      on notes payable                                         --            --         --            --          --        94,070
Amortization of compensation expense
       due to stock option issuances                           --            --         --            --          --            --
Issuance of stock options to employees                         --            --         --            --          --        22,500
Forfeit of stock options                                       --            --         --            --          --       (44,153)
Net Loss                                                       --            --         --            --          --            --
                                                        ---------  ------------  ---------  ------------  ----------  ------------

BALANCE - DECEMBER 31, 2003                                    --            --  1,015,422     6,068,743   1,582,331     6,469,172
Conversion of old series A preferred
      stock to common stock                                    --            --   (142,856)      (90,000)    142,856        90,000
Conversion of series B preferred
      stock to common stock                                    --            --   (399,308)   (5,478,743)    399,308     5,478,743
Conversion of series C preferred
      stock to common stock                                    --            --   (473,258)     (500,000)    473,258       500,000
 Issuance of New Series A preferred stock
       for cash, $1.00 per share                        1,435,500     1,435,500         --            --          --            --
 Issuance of New Series A preferred stock  for
       conversion of note payable to shareholder
       and accrued interest, $1.00 per share            2,000,448     2,000,448         --            --          --            --
 Issuance of New Series A preferred stock for
       purchase of Merchant Partners,  $0.79 per share  1,200,000       951,166         --            --          --            --
 Amortization of compensation expense
       due to stock option issuances                           --            --         --            --          --            --
 Issuance of stock options to employees                        --            --         --            --          --       965,789
 Forfeit of stock options                                      --            --         --            --          --        (2,549)
   Net loss                                                    --            --         --            --          --            --
                                                        ---------  ------------  ---------  ------------  ----------  ------------
BALANCE - DECEMBER 31, 2004                             4,635,948     4,387,114         --            --   2,597,753    13,501,155
                                                        =========  ============  =========  ============  ==========  ============
Issuance of New Series A preferred stock for cash          25,000        25,000         --            --          --            --
Issuance of common stock for buyout of royalty
      agreement, $0.90 per share                               --            --         --            --   1,500,000     1,350,000
Issuance of common stock to Directors and
      Officers, $0.90 per share                                --            --         --            --   3,074,789     2,767,310
Issuance of common stock for accrued bonus,
      $0.90 per share                                          --            --         --            --     209,142       190,738
Issuance of common stock for purchase of
      Jadeon Inc., $0.912 per share                            --            --         --            --   2,134,340     1,946,518
Issuance of common stock for purchase of
      10x Marketing, $0.912 per share                          --            --         --            --     630,000       574,560
Options and warrants exercised                                 --            --         --            --     281,667         8,834
Warrants issued for services                                   --            --         --            --          --        36,549
Options issued to employees                                    --            --         --            --          --       310,719
Surrendered options and warrants                               --            --         --            --          --      (423,533)
Amortization of deferred compensation                          --            --         --            --          --            --
Net loss                                                       --            --         --            --          --            --
                                                        ---------  ------------  ---------  ------------  ----------  ------------
BALANCE - JUNE 30, 2005                                 4,660,948  $  4,412,114         --            --  10,427,691  $ 20,262,850
                                                        =========  ============  =========  ============  ==========  ============

                                                         RECEIVABLE     DEFERRED      ACCUMU-         TOTAL
                                                            FROM        COMPEN-        LATED       STOCKHOLDERS'
                                                        SHAREHOLDERS    SATION        DEFICIT     EQUITY (DEFICIT)
                                                        ------------  ------------  ------------  ---------------
BALANCE - JANUARY 1, 2003                                         --  $   (214,357) $(13,825,947) $    (1,789,034)
 Exercise of stock options for
        compensation, January through June 2003
        $0.35 per share                                           --            --            --            4,690
Exercise of stock options for cash
      February 2003, $0.35 per share                              --            --            --              312
Issuance of shares as commission
      compensation, October 2003                                  --            --            --          209,226
Beneficial conversion option
      on notes payable                                            --            --            --           94,070
Amortization of compensation expense
       due to stock option issuances                              --       129,848            --          129,848
Issuance of stock options to employees                            --       (22,500)           --               --
Forfeit of stock options                                          --        44,153            --               --
 Net Loss                                                         --            --    (1,455,175)      (1,455,175)
                                                        ------------  ------------  ------------  ---------------

 BALANCE - DECEMBER 31, 2003                                      --       (62,856)  (15,281,122)      (2,806,063)
Conversion of old series A preferred
      stock to common stock                                       --            --            --               --
Conversion of series B preferred
      stock to common stock                                       --            --            --               --
Conversion of series C preferred
      stock to common stock                                       --            --            --               --
 Issuance of New Series A preferred stock
       for cash, $1.00 per share                                  --            --            --        1,435,500
 Issuance of New Series A preferred stock  for
       conversion of note payable to shareholder
       and accrued interest, $1.00 per share                      --            --            --        2,000,448
 Issuance of New Series A preferred stock for
       purchase of Merchant Partners,  $0.79 per share            --            --            --          951,166
 Amortization of compensation expense
       due to stock option issuances                              --       362,338            --          362,338
 Issuance of stock options to employees                           --      (965,789)           --               --
 Forfeit of stock options                                         --         2,549            --               --
   Net loss                                                       --            --    (3,361,009)      (3,361,009)
                                                        ------------  ------------  ------------  ---------------
BALANCE - DECEMBER 31, 2004                                       --      (663,758)  (18,642,131)      (1,417,620)
                                                        ============  ============  ============  ===============
Issuance of New Series A preferred stock for cash                 --            --            --           25,000
Issuance of common stock for buyout of royalty
      agreement, $0.90 per share                            (150,000)           --            --        1,200,000
Issuance of common stock to Directors and
      Officers, $0.90 per share                             (139,763)           --            --        2,627,547
Issuance of common stock for accrued bonus,
      $0.90 per share                                             --            --            --          190,738
Issuance of common stock for purchase of
      Jadeon Inc., $0.912 per share                               --            --            --        1,946,518
Issuance of common stock for purchase of
      10x Marketing, $0.912 per share                             --            --            --          574,560
Options and warrants exercised                                    --            --            --            8,834
Warrants issued for services                                      --            --            --           36,549
Options issued to employees                                       --      (310,719)           --               --
Surrendered options and warrants                                  --       423,533            --               --
Amortization of deferred compensation                             --       162,200            --          162,200
Net loss                                                          --            --    (4,715,884)      (4,715,884)
                                                        ------------  ------------  ------------  ---------------
BALANCE - JUNE 30, 2005                                 $   (289,763) $   (388,744) $(23,358,015) $       638,442
                                                        ============  ============  ============  ===============

   The accompanying notes are an integral part of these financial statements.

                                 VISTA.COM, INC.
                            STATEMENTS OF CASH FLOWS

                                                                    FOR THE SIX MONTHS
                                                                       ENDED JUNE 30,          FOR THE YEARS ENDED
                                                                 -------------------------         DECEMBER 31,
                                                                    2005          2004      --------------------------
                                                                 (UNAUDITED)   (UNAUDITED)      2004          2003
                                                                 ------------  -----------  ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss                                                         $ (4,715,884) $  (911,799) $ (3,361,009) $ (1,455,175)
Adjustments to reconcile net loss to net
     cash used in operating activities:
           Depreciation and amortization                              206,132      153,433       304,807        86,745
           Amortization of intangible customer contracts                   --      557,180     1,100,000       400,000
           Impairment of intangible customer contracts                     --           --       757,278            --
           Accretion of discount on note payable                       42,816       42,816        81,338        94,070
           Common stock issued for commission                              --           --            --       209,226
           Stock-based compensation expense                         2,828,236       25,537       362,338       134,536
           Bad debt expense provision                                   6,000           --        39,000        55,361
     Changes in assets and liabilities, net of the purchases of
           Merchant Partners, Jadeon Inc., and 10X Marketing:
             Settlement deposits                                      (52,278)     (92,374)      (91,693)           --
             Trade accounts receivable                                209,217      101,522       (89,650)     (145,336)
             Settlement receivable                                   (367,177)          --       (92,021)           --
             Inventory                                                (98,116)          --            --            --
             Other current assets                                    (152,416)     (55,008)      (61,935)           --
             Prepaid royalty                                          831,159           --            --            --
             Deposits                                                  (9,452)          --            --            --
             Accounts payable                                         204,325     (124,436)      148,430        (2,899)
             Merchant settlement payable                              115,763       57,169       107,510            --
             Accrued salaries and wages                              (130,151)    (205,902)     (158,032)      161,280
             Deferred revenue                                         294,350      (95,210)       (4,013)      (26,937)
             Accrued liabilities                                     (178,670)     134,139       349,470       266,150
                                                                 ------------  -----------  ------------  ------------

             Total adjustments                                      3,749,738      498,866     2,752,827     1,232,196
                                                                 ============  ===========  ============  ============

     NET CASH USED IN OPERATING ACTIVITIES                           (966,146)    (412,933)     (608,182)     (222,979)
                                                                 ============  ===========  ============  ============

CASH FLOWS FROM INVESTING ACTIVITIES

     Purchase of property and equipment                               (45,182)     (82,969)      (96,022)           --
     Change in restricted cash                                        300,151           41            --            --
     Change in intangibles                                            (55,589)          --            --            --
     Cash acquired in purchase of Jadeon, Inc.                        498,822           --            --            --
     Cash acquired in purchase of Merchant Partners                        --       44,482        44,482            --
                                                                 ------------  -----------  ------------  ------------

     NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES              698,202      (38,446)      (51,540)           --
                                                                 ------------  -----------  ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES

     Proceeds from issuance of note payable to related party               --      200,000       200,000       630,000
     Payments on notes payable to related party                      (201,000)    (100,000)     (100,000)     (105,000)
     Proceeds from issuance of notes payable                        1,489,515           --            --       200,000
     Payments on notes payable                                             --     (654,294)     (750,000)     (450,000)
     Proceeds from issuance of Series A preferred stock                25,000    1,335,500     1,435,500            --
     Proceeds from exercise of options and warrants                       603           --            --            --
     Common stock issued for cash                                      27,953           --            --           312
                                                                 ------------  -----------  ------------  ------------
     NET CASH PROVIDED BY FINANCING ACTIVITIES                      1,342,071      781,206       785,500       275,312
                                                                 ------------  -----------  ------------  ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                           1,074,127      329,827       125,778        52,333
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                      187,444       61,666        61,666         9,333
                                                                 ------------  -----------  ------------  ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                       $  1,261,571  $   391,493  $    187,444  $     61,666
                                                                 ------------  -----------  ------------  ------------

   The accompanying notes are an integral part of these financial statements.

                                 VISTA.COM, INC.
                      STATEMENTS OF CASH FLOWS (CONTINUED)

                                                                 FOR THE SIX MONTHS
                                                                    ENDED JUNE 30,           FOR THE YEARS ENDED
                                                             --------------------------          DECEMBER 31,
                                                                2005           2004      ----------------------------
FOR THE SIX MONTHS AND THE YEARS ENDED                       (UNAUDITED)    (UNAUDITED)      2004           2003
                                                             -----------   ------------  -------------  -------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the period for interest                     $        --   $         --  $       2,628  $       3,954

NON CASH INVESTING AND FINANCING ACTIVITIES

Issuance of options and warrants                                 347,268             --        965,789          2,250
Stock options forfeited                                          423,533             --          2,549         44,153
Conversion of note payable and accrued interest
     to New Series A preferred stock                                  --      2,000,448      2,000,448             --
Conversion of series B preferred stock to common stock                --      5,478,743      5,478,743             --
Conversion of series C preferred stock to common stock                --        500,000        500,000             --
Conversion of old series A preferred stock to common stock            --         90,000         90,000             --
Issuance of note payable for services                                 --             --             --      2,542,724
Exercise of warrants for liabilties                                8,231             --             --             --
Issuance of note payable for domain name purchases                45,000             --             --             --
Note payable issued as prepayment of royalties                 1,824,471             --             --             --
Common stock issued as prepayment of royalties                 1,350,000             --             --             --
Common stock issued for liabilities                              160,681             --             --             --
PURCHASE OF MERCHANT PARTNERS (SEE NOTE 12)
Fair value of assets acquired                                         --      1,591,730      1,591,730             --
Liabilities assumed                                                   --       (640,564)      (640,564)            --
New Series A preferred stock issued                                   --       (951,166)      (951,166)            --
PURCHASE OF JADEON (SEE NOTE 12)
Fair value of assets acquired                                  5,602,842             --             --             --
Liabilities assumed                                           (3,656,324)            --             --             --
Common stock issued                                           (1,946,518)            --             --             --
PURCHASE OF 10X MARKETING (SEE NOTE 12)
Fair value of assets acquired                                    700,906             --             --             --
Liabilities assumed                                             (126,346)            --             --             --
Common stock issued                                             (574,560)            --             --             --

   The accompanying notes are an integral part of these financial statements.

                                 VISTA.COM, INC.
                         NOTES TO FINANCIAL STATEMENTS
(INFORMATION WITH RESPECT TO JUNE 30, 2005 AND TO THE SIX MONTHS ENDED JUNE 30,
                           2005 AND 2004 IS UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Vista.com, Inc. was incorporated in August 1999 in the State of Washington. Vista.com, Inc. is referred to hereinafter as "the Company".

NATURE OF OPERATIONS - The Company provides hosted integrated business applications and services to the small business market.

The Company has developed a suite of software applications and professional design and support services to help customers manage and grow their businesses. This application suite allows a small business to create and manage an online store, accept transactions from their customers, process credit card and Automated Clearing House (ACH) transactions, promote their business online and communicate with customers. The Company also provides point of sale (POS) terminals and service on those terminals to the restaurant and retail industries.

The Company's solutions are delivered to customers via a fully hosted Application Service Provider (ASP) Model that are supported by additional services including custom design, online advertising, transaction processing and technical support. The Company charges customers a monthly usage fee for access to applications.

INTERIM FINANCIAL INFORMATION - The balance sheet as of June 30, 2005, the statements of operations, stockholders' equity (deficit), and cash flows for the six months ended June 30, 2005 and the statements of operations, and cash flows for the six months ended June 30, 2004 have been prepared by the Company without audit. In the opinion of management, all adjustments to the financial statements (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and changes in financial position of the Company as of June 30, 2005 and for the six months ended June 30, 2005 and 2004 have been made. The results of operations for the period ended June 30, 2005, are not necessarily indicative of the results to be expected for the full year.

USE OF ESTIMATES - In preparing the Company's financial statements in accordance with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

REVENUE RECOGNITION - Revenue is recognized when payment is received from customers for services that have been provided. In the case where a long-term project is undertaken, revenue is recognized according to the terms of the contract or based on the percentage-of-completion method where collection of cash is reasonably assured. The revenues from services are recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectibility is probable.

The Company earns revenue from services which include the following: website hosting and design, customer and partner setup, traffic, customer/partner support, domain names, search engine optimization credit card/debit card processing, ACH processing and the sale of POS equipment and service contracts related to that equipment.

                                 VISTA.COM, INC.
                         NOTES TO FINANCIAL STATEMENTS
(INFORMATION WITH RESPECT TO JUNE 30, 2005 AND TO THE SIX MONTHS ENDED JUNE 30,
                          2005 AND 2004 IS UNAUDITED)

Revenue from the installation of POS equipment is derived from the sale and installation of the equipment in a customer's store. This revenue is recognized at the time the equipment has been installed and the Company has no further obligations. The service contracts are billed over a period of time that is stated in the service contracts. The revenue is recognized ratably over the life of the contract.

Revenue from debit/credit card processing and ACH processing is based on a percentage of the transaction value, commonly referred to as a discount fee on a debit/credit card transaction and ACH transaction processed by the Company. In addition, there is a per transaction fee associated with each transaction which is charged to the customer. The Company recognizes the processing and transaction revenue when the services are performed.

Revenue from search engine optimization is derived from customer's who have contracted with the Company to provide services that will enable the customer to be more visible on the Internet through the use of search engines. Typically, contracts are signed for a period that does not exceed one year. Revenues are recognized each month as the customer is billed per the terms of the contract.

Revenue from website hosting and design is derived from designing and hosting customer websites on our server. The Company recognizes the revenue from these services at the time the service is performed.

Revenue from customer/partner setup is derived from signing up a partner and getting their dashboard set up so they can have access to the Company's hosted applications and sign up their own customers for the Company's services. A dashboard is a website set up for each partner so they can check the active customers they have set up and are receiving a revenue share from. The Company recognizes the revenue from the customer/partner setup at the time the service is performed.

Revenue from domain names is derived when a customer purchases a domain name from the Company. When a domain name is purchased, it is purchased for one year. The Company recognizes the revenue from domain names over the year the domain name is owned by the customer.

Revenue from traffic, which is defined as the number of visits a customer's website receives, is derived from the Company optimizing a customer's website to enable that customer to receive a certain number of visits to their website each month through a search engine. Revenue from traffic is recognized when the agreed upon number of website visits have occurred. Revenue from traffic is billed at the time when the contracted services have been completed and collection is reasonably assured at the time of billing since the majority of the billings are debited directly from the customer's account.

Revenue from customer/partner support is derived from the Company providing support to the customer/partner for technical questions relating to the design/hosting of a website. Revenue from customer/partner support is recognized when the support is provided and the collection of the revenue is reasonably assured.

CASH AND CASH EQUIVALENTS - The Company considers all highly-liquid, short-term investments with an original maturity of three months or less to be cash equivalents. As of December 31, 2004 and 2003, the Company had balances in excess of federally insured limits of $304,573 and $0, respectively.

RESTRICTED CASH - As of December 31, 2004 and 2003, the Company had restricted cash balances of $300,151 and $0, respectively. These balances represent amounts held by the bank at the respective dates

                                 VISTA.COM, INC.
                         NOTES TO FINANCIAL STATEMENTS
(INFORMATION WITH RESPECT TO JUNE 30, 2005 AND TO THE SIX MONTHS ENDED JUNE 30,
                           2005 AND 2004 IS UNAUDITED)

against potential returns related to the ACH processing. As of April 14, 2005, these funds had been released to the Company and the Company had no cash balances that were considered restricted at June 30, 2005.

SETTLEMENT ACCOUNTS - Settlement deposits represent cash received by the Company and held for payment of settlements payable to merchant customers. Settlement receivables represent amounts receivable from the banks from ACH and credit/debit card processing transactions for merchant customers.

PREPAID ROYALTY - As a result of the buyout of the royalty stream due to the former owners of Merchant Partners (see Note 12), the Company has recorded a prepaid royalty. This prepaid royalty is being amortized over the expected life of the royalty stream which is 21 months.

PROPERTY AND EQUIPMENT - Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over the estimated service lives. Leasehold improvements are amortized over the shorter of the life of the lease or the service life of the improvements. The straight-line method of depreciation and amortization is followed for financial reporting purposes. Maintenance, repairs, and renewals that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Gains or losses on dispositions of property and equipment are included in the results of operations.

COMPUTER SOFTWARE COSTS - In its operations, the Company has spent significant resources in developing the software that enables small businesses to build their own website and transact business over the Internet. In accordance with SFAS 86, the Company charges all development costs to research and development expense until technological feasibility has been established. Technological feasibility has been established when a detail program design has been completed, or the completion of a working model. After reaching technological feasibility, additional software costs are capitalized until the software is available for general release to the customers. The Company has made the software available to the end user immediately after technological feasibility has been established; therefore, no costs associated with producing the software have been capitalized. At June 30, 2005, the Company showed software costs of $712,845 on the balance sheet. This balance is comprised of the software purchased in the Merchant Partners acquisition (see Note 12) which has a current balance of $528,497 and the software purchased in the 10x Marketing acquisition (see Note 12) which has a current balance of $184,348.

IMPAIRMENT OF LONG-LIVED ASSETS - The Company reviews its long-lived assets, including intangibles, for impairment when events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. The Company evaluates, at each balance sheet date, whether events and circumstances have occurred that indicate possible impairment. The Company uses an estimate of future undiscounted net cash flows from the related asset or group of assets over their remaining life in determining whether the value of the assets are recoverable. As of December 31, 2004, the Company considered the asset that resulted from the purchase of an unrelated company's end user websites (see Note
4) to be fully impaired as of December 31, 2004. The amount of the impairment recognized during the year ended December 31, 2004, was $757,278.

Under the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets", the Company is required to perform an initial assessment of whether there was an indication that the carrying value of goodwill or other intangible assets were impaired and to conduct a new test at least annually. For the six months ended June 30, 2005, the Company assessed possible impairment of any long lived assets that were

                                 VISTA.COM, INC.
                         NOTES TO FINANCIAL STATEMENTS
(INFORMATION WITH RESPECT TO JUNE 30, 2005 AND TO THE SIX MONTHS ENDED JUNE 30,
                           2005 AND 2004 IS UNAUDITED)

acquired during the period and determined that these assets were expected to increase revenues and therefore were not impaired. The Company has assessed the useful lives of the intangible assets acquired during the period and has determined the useful lives as follows: Distribution rights, customer contracts and relationships and the software related to the 10x Marketing acquisition (see
Note 12) have a 36 month useful life and are being amortized accordingly, the domain name registration has a 12 month useful life and is being amortized accordingly and the software acquired related to the Merchant Partners acquisition (see Note 12) has a 60 month useful life and is being amortized accordingly.

STOCK-BASED COMPENSATION - As of December 31, 2004, the Company had one stock-based employee compensation plan, which is described more fully in Note
11. The Company accounts for the plan under APB Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. During the six months ended June 30, 2005 and the years ended December 31, 2004 and 2003, the Company recognized compensation expense relating to stock options and warrants of $162,200, $362,338 and $129,848, respectively. The following table illustrates the effect on net loss and basic and diluted loss per common share as if the Company had applied the fair value recognition provisions of Financial Accounting Standards Board ("FASB") Statement No. 123, "Accounting for Stock-Based Compensation", to stock-based employee compensation:

                                                        FOR THE SIX MONTHS ENDED JUNE 30,   FOR THE YEARS ENDED DECEMBER 31,
                                                       ----------------------------------   --------------------------------
                                                       2005 (UNAUDITED)  2004 (UNAUDITED)         2004            2003
                                                       ----------------  ----------------   ---------------  ---------------
Net loss, as reported                                  $     (4,715,884) $       (911,799)  $    (3,361,009) $    (1,455,175)
Add:  Stock-based  employee compensation expense
    included in net loss                                      2,828,236            25,537           362,338          129,848
Deduct:  Total stock-based employee compensation
    expense determined under fair value based
    method for all awards                                      (188,042)         (117,315)       (1,664,890)      (1,082,731)
                                                       ----------------  ----------------   ---------------  ---------------
Pro forma net loss                                     $     (2,075,690) $     (1,003,577)  $    (4,663,561) $    (2,408,058)
                                                       ----------------  ----------------   ---------------  ---------------
Basic and diluted loss per common share as reported    $          (0.78) $          (0.37)  $         (1.29) $         (1.03)
                                                       ----------------  ----------------   ---------------  ---------------
Basic and diluted loss per common share pro forma      $          (0.35) $          (0.40)  $         (1.80) $         (1.70)
                                                       ----------------  ----------------   ---------------  ---------------

INCOME TAXES - Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and the carryforward of operating losses and tax credits and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.

CONCENTRATIONS OF RISK - Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of trade accounts receivable. The Company provides services substantially to recurring customers, wherein the customer's ability to pay has previously been evaluated. The Company generally does not require collateral. The Company periodically reviews accounts receivable for amounts considered uncollectible. The Company's policy is to maintain a reserve adequate to cover any amounts that may be specifically identified and write off any balances deemed uncollectible. Allowances are maintained for potential credit losses, and such losses have been within management's expectations. At June 30, 2005, December 31, 2004 and 2003, this allowance was $370,865, $88,000 and $25,000, respectively. For the six months ended June 30, 2005 and the years ended December 31, 2004 and 2003, bad debt expense totaled $6,000, $39,000 and $55,361, respectively.

                                 VISTA.COM, INC.
                         NOTES TO FINANCIAL STATEMENTS
(INFORMATION WITH RESPECT TO JUNE 30, 2005 AND TO THE SIX MONTHS ENDED JUNE 30,
                           2005 AND 2004 IS UNAUDITED)

FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying value of the Company's cash and cash equivalents, trade accounts receivable and trade accounts payable approximates their fair values due to their short-term nature. The carrying amount reported in the balance sheets for notes payable approximates its fair value because the interest rates on these instruments approximate current interest rates charged on similar current borrowings.

LOSS PER SHARE - Basic loss per share is calculated by dividing loss available to common shareholders by the weighted-average number of common shares outstanding during each period. Diluted loss per share is similarly calculated, except that the weighted-average number of common shares outstanding would include common shares that may be issued subject to existing rights with dilutive potential when applicable. The Company had 2,287,280 and 1,247,426 in potentially issuable common shares at December 31, 2004 and 2003, respectively. The Company had 1,968,746 and 1,237,419 potentially issuable common shares at June 30, 2005 and 2004 respectively. The potentially issuable common shares at December 31, 2004 and 2003 and June 30, 2005 and 2004 were excluded from the calculation of diluted loss per share because the effects were anti-dilutive.

NEW ACCOUNTING STANDARDS - In December 2004, Financial Account Standards Board "FASB" issued SFAS No. 123(R), "Share-Based Payment" (SFAS 123(R)). SFAS 123(R) revises SFAS Statement No. 123, "Accounting for Stock-Based Compensation," and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123(R) focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123(R) requires companies to recognize in the statement of operations the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of such awards (with limited exceptions). SFAS 123(R) is effective as of the first reporting period beginning after December 15, 2005. Accordingly, the Company will adopt SFAS 123(R) in first quarter of fiscal 2006. The Company expects the implementation of the provisions of this standard to have effects on the Company's future financial statement presentation similar to those presented under Stock-Based Compensation above.

In December 2004, FASB issued SFAS Statement No. 153, "Exchanges of Non-monetary Assets--an amendment of APB Opinion No. 29." This Statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The Statement will be effective in January 2006. The Company does not expect that the adoption of SFAS No. 153 will have a material impact on its financial statements.

NOTE 2 - REALIZATION OF ASSETS

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company sustained losses of $3,361,009 and $1,455,175 for the years ended December 31, 2004 and 2003, respectively and had negative cash flows from operations of $608,182 and $222,979, respectively. As of December 31, 2004 and 2003, the Company had an accumulated deficit of $18,642,131 and $15,281,122, respectively, and a total stockholders' deficit of $1,417,620 and $2,806,063, respectively. For the six months ended June 30, 2005, the Company sustained a loss of $4,715,884, had negative cash flows from operations of $897,633. As of June 30, 2005, the Company had an accumulated deficit of $23,358,015 and total stockholders' equity of $638,442.

                                 VISTA.COM, INC.
                         NOTES TO FINANCIAL STATEMENTS
(INFORMATION WITH RESPECT TO JUNE 30, 2005 AND TO THE SIX MONTHS ENDED JUNE 30,
                          2005 AND 2004 IS UNAUDITED)

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements on a continuing basis, to maintain or replace present financing, to acquire additional capital from investors, and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence. In order to mitigate the risks relative to the Company's ability to continue as a going concern, the Company intends to aggressively pursue additional distribution partners who have established small-business customer bases, exploration of potential acquisitions of companies that can bring incremental increases in customers and revenues and the pursuit of additional debt and equity financing. There can be no assurance that management's plans will materialize, be successful or be on terms acceptable to the Company.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment and estimated service lives consist of the following as of June 30, 2005 and December 31, 2004 and 2003:

                                                                                ESTIMATED
                                     JUNE 30, 2005         DECEMBER 31,       SERVICE LIVES
                                      (UNAUDITED)        2004       2003        IN YEARS
                                     -------------    ----------  ---------   -------------
Infrastructure - computer equipment  $     743,537    $  675,130  $ 330,457        3-5
Other computer equipment                    58,498        24,402     24,402        3-5
Software                                    78,669         2,382         --        2-5
Furniture and fixtures                      38,478        17,143         --          2
                                     -------------    ----------  ---------
                                           919,182       719,057    354,859

Less: accumulated depreciation             579,445       494,971    340,635
                                     -------------    ----------  ---------

Property and equipment, net          $     339,737    $  224,086  $  14,224
                                     -------------    ----------  ---------

Depreciation expense for the six months ended June 30, 2005 and the years ended December 31, 2004 and 2003 was $76,118, $154,335 and $86,745, respectively.

During 2004, the Company acquired an intangible software asset with a fair value of $752,362 (See Note 12). The Company is amortizing the asset over five years and recorded $150,472 of amortization expense during the year ended December 31, 2004.

NOTE 4 - CUSTOMER CONTRACTS

On September 1, 2003, the Company acquired from an unrelated company customer contracts for certain end-user websites. This included 2,156 active customer web sites. The Company acquired the right to all hosting and maintenance fees relating to these contracts. The Company also purchased the rights to contracts relating to 2,951 "inactive" customer web sites. The Company issued 199,262 shares of common stock to a company that facilitated the transaction. The company that facilitated the transaction is owned in part by an employee of the Company (see Note 7).

                                 VISTA.COM, INC.
                         NOTES TO FINANCIAL STATEMENTS
(INFORMATION WITH RESPECT TO JUNE 30, 2005 AND TO THE SIX MONTHS ENDED JUNE 30,
                          2005 AND 2004 IS UNAUDITED)

The Company agreed to pay $2,400,000 for the purchase of the customer contracts. This was to be paid as follows: $50,000 upon execution of the agreement, $100,000 per month for October and November 2003, $200,000 in December 2003, $150,000 in January 2005, $100,000 per month from February through July 2004 and $150,000 in August 2004. During year two of the agreement, September 2004 through August 2005, the Company is required to pay $87,500 per month. The Company has imputed interest on this agreement at the rate of 8% and resulted in recognizing a note payable in the amount of $2,257,276, net of $142,724 unamortized discount. The discount is being amortized through August 2005. All amounts are payable on the 15th of the month. The entire face amount of $1,200,000 matures in August 2005.

In addition to the payments above, the Company is to pay the unrelated company 30% of any design fees received by the Company from any customer contracts that were purchased by the Company as a part of the assets and any additional customers referred to the Company during the term of the agreement. The revenue share is to be paid on a monthly basis.

The agreement expires on September 30, 2005. At the end of the initial agreement the parties may agree to renew the marketing obligations of the agreement for additional one-year periods. In the event the term of this agreement is renewed after the expiration of the initial term, the Company will pay a one-time bounty of $20.00 for each customer referred that actually purchases a product or service from the Company after the expiration of the original term. Under the terms of the contract, the unrelated company has marketing obligations that dictate the unrelated company will integrate links and/or advertising on the unrelated company's web site and/or inclusion in messaging to the unrelated company's then-current customers who have consented to receive such messages and have not purchased hosting services from the Company through the unrelated company. The unrelated company may discontinue this service after the initial term following six-month written notice to the Company.

The Company was amortizing the customer contracts (which are classified as an intangible asset) over the initial life of the agreement, or two years. At December 31, 2004, the Company assessed the carrying value of the asset and determined that, based on the future estimated cash flows of customer contracts, an impairment expense of $757,278 should be recorded. Amortization expense related to the customer contracts for the years ended December 31, 2004 and 2003 totaled $1,100,000 and $400,000, respectively. The unrelated company is currently not fulfilling its obligation to the Company under the marketing portion of the agreement and the Company is withholding current payments until the contract can be re-negotiated. Because the Company discontinued payments beginning with the payment that was to occur in September 2004, the Company is in default on the note.

                                 VISTA.COM, INC.
                         NOTES TO FINANCIAL STATEMENTS
(INFORMATION WITH RESPECT TO JUNE 30, 2005 AND TO THE SIX MONTHS ENDED JUNE 30,
                           2005 AND 2004 IS UNAUDITED)

NOTE 5 - NOTES PAYABLE

Notes payable consists of the following at June 30, 2005, December 31, 2004 and 2003:

                                                                                JUNE 30, 2005         DECEMBER 31,
                                                                                 (UNAUDITED)       2004         2003
                                                                                -------------  ------------  -----------
Convertible note payable to an individual, interest at 8%,
     matured December 2001, in default, unsecured                               $     100,000  $    100,000  $   100,000

Notes payable to a shareholder, interest at 8%,
     unsecured, due on demand                                                         200,000       200,000      200,000

Non-interest bearing note payable to an unrelated party,
     interest imputed at 8%, unsecured, payments due due monthly, in default, matures August 2005, net of $14,272 (unaudited), $57,088 and $142,720
     of unamortized discount                                                        1,185,728     1,142,912    1,754,486

Convertible notes payable to individuals, interest at 8%,
     matures September 2007, unsecured                                              1,000,000            --           --

Note payable to an individual, interest at 10% if monthly
     payment isn't made, monthly payments of $5,000,
     matures March 2006, unsecured                                                     45,000            --           --

Note payable to former owner of Jadeon, interest at 5%,
     minimum payment of $45,000 quarterly, matures
     June 2016,  net of discount of $26,994, unsecured                                572,384            --           --

Note payable to a third party, interest at 7%, matures
     February 2006, secured by assets of the Company,                                  21,046            --           --

Note payable to a related party, interest at 8%, matures
     December 2009, quarterly payments of $40,000 beginning
     September 2005                                                                 1,824,471            --           --

Line of credit to a bank, interest at 6.5%, matures
     September 2005, secured by furniture and fixtures                                 50,000            --           --

Line of credit to a bank, interest accrues monthly at the prime rate, matures February 2006, personally guaranteed
     by the CEO of the Company                                                        489,515            --           --

  Capital lease obligations                                                            13,317            --           --
                                                                                -------------  ------------  -----------

Total notes payable                                                             $   5,501,461  $  1,442,912  $ 2,054,486
Less current maturities                                                            (2,504,607)   (1,442,912)  (1,411,574)
                                                                                -------------  ------------  -----------

Long-Term Notes Payable                                                         $   2,996,854  $         --  $   642,912
                                                                                =============  ============  ===========

LINE OF CREDIT - On February 18, 2005, the Company secured a line of credit from a bank. The total amount of the line of credit is $1,500,000 and is personally guaranteed by the CEO and founder of the Company. Of the credit line, $1,000,000 can be used for working capital and $500,000 can be used for ACH transactions processed by the Company. Interest accrues on the line of credit outstanding daily balance at a variable rate equal to the bank's prime rate. Interest payments are due monthly. The

                                 VISTA.COM, INC.
                         NOTES TO FINANCIAL STATEMENTS
(INFORMATION WITH RESPECT TO JUNE 30, 2005 AND TO THE SIX MONTHS ENDED JUNE 30,
                           2005 AND 2004 IS UNAUDITED)

principal balance of the loan is due on February 17, 2006. The loan is secured by the assets of the Company. In the event of default, the bank may declare the line of credit due and payable in full. At June 30, 2005, the outstanding balance on the line of credit and the amount borrowed was $489,515.

The Company was in default on the $100,000 note payable to the individual due to not paying the principal balance and accrued interest upon maturation of the note. On September 7, 2005, the principal and accrued interest of this note, which together totaled $137,644, were converted into the new 8% convertible note and were no longer considered to be in default. At June 30, 2005 and December 31, 2004 and 2003, accrued interest on the notes payable were $90,618, $77,030 and $53,030, respectively.

NOTE 6 - LEASES

The Company conducts a substantial portion of its operations utilizing facilities under operating lease agreements. The following is a schedule of future minimum lease payments under the operating leases at December 31, 2004:

Year Ending December 31,
------------------------
         2005                         194,419
         2006                         202,078
         2007                         195,806
         2008                         125,322
         Thereafter                    25,243
                                   ----------
         Total                     $  742,868
                                   ==========

Rental expense for operating leases totaled $93,896, $189,284 and $110,728 for the six months ended June 30, 2005 and the years ended December 31, 2004 and 2003, respectively.

NOTE 7 - RELATED PARTY TRANSACTIONS

RELATED PARTY NOTES PAYABLE - At January 1, 2003, the CEO and founder of the Company had no amounts owed to him by the Company. During 2003, he purchased notes payable to the Company in the amount of $1,200,000 from an unrelated third party. These notes bore interest at 8 percent per annum and were to mature from April 2003 to April 2004. Of this total, $1,000,000 was outstanding at December 31, 2002, and $200,000 was loaned by the unrelated third party during 2003. The CEO and founder of the Company also loaned to the Company additional amounts totaling $630,000 and received payments on the loans of $105,000 from the Company. At December 31, 2003, the Company owed the CEO and founder of the Company $1,725,000.

During 2004, the CEO and founder of the Company loaned $200,000 to the Company and received payments on the loans of $100,000. During 2004, the principal balance of $1,825,000 and accrued interest of $175,448 were converted to New Series A preferred stock.

BUYOUT OF ROYALTY AGREEMENT (UNAUDITED) - Effective January 1, 2005, the agent agreement discussed in Note 12 related to the Merchant Partners acquisition was terminated. In place of the agent agreement, the

                                 VISTA.COM, INC.
                         NOTES TO FINANCIAL STATEMENTS
(INFORMATION WITH RESPECT TO JUNE 30, 2005 AND TO THE SIX MONTHS ENDED JUNE 30,
                          2005 AND 2004 IS UNAUDITED)

former and secured creditors of Merchant Partners were issued an 8% note payable in the amount of $1,824,471 and were issued 750,000 shares of common stock. Of the note, $1,710,240 has been recorded as a prepaid expense, the remaining $114,231 was accrued under the agent agreement, was expensed in 2004 and has been rolled into the current note. The note payable matures December 31, 2009. The Company issued the common stock to the former secured creditors of Merchant Partners for $0.10 per share. A subscription receivable of $75,000 has been recorded. These shares have been valued at $0.90 per share and $600,000 has been recorded as a prepaid royalty. The total prepaid royalty is $2,910,240, which includes the $600,000 of prepaid royalties discussed below for the shares issued to the other three members of Merchant Partners. The prepaid royalty is being amortized over a period of 21 months which is the estimated length of the initial royalty agreement. The Company is to make an initial payment on the note of $354,231 within ten days of the closing of the next financing which is defined as the completion of the Company's debt or equity financing for cash in the amount of not less the $2,000,000. The Company closed the next financing before September 10, 2005 and made the initial payment of the note on that date. In August 2005, the 8% note payable was reduced by $75,000 against the subscription receivable. On August 8, 2005, the former secured creditors of Merchant Partners converted $1,074,434 of the note payable issued to them on January 1, 2005 into the 8% convertible note and also into an 8% unsecured promissory note for $280,806. The convertible promissory note matures on June 30, 2007. The unsecured promissory note matures on December 31, 2009 and requires payment of $13,468 on the 10th of each month beginning September 10, 2005.

The other three members of Merchant Partners, who are employees of the Company, each received 250,000 shares of common stock of the Company on January 1, 2005 at $0.10 per share in exchange for a subscription receivable totaling $75,000. As a result of this transaction the Company recorded $600,000 of prepaid royalty that is included in the total prepaid royalty.

COMMON STOCK ISSUED FOR SERVICES - During the year ended December 31, 2003, as part of the acquisition of an unrelated company's customer contracts, 199,262 shares of common stock were issued to a company that is owned in part by an employee of the Company. These shares were issued for services rendered that facilitated the acquisition. The value of the shares issued was $209,226 or $1.05 per share based on similar equity transactions.

On April 14, 2005, the Company issued 209,142 shares of common stock to an officer and director of the Company. The shares were issued for $169,824 of compensation and $20,914 of accrued compensation expense totaling $190,738, or $0.912 per share. (Unaudited)

COMMON STOCK ISSUED TO OFFICERS AND DIRECTORS - In March of 2005, the Company issued 3,074,789 shares of common stock to officers and directors of the Company for $0.10 per share. The fair value of the stock issued was $0.912 per share. The $0.10 per share purchase price was paid as follows: 279,525 were issued for $27,953 of cash, 1,397,632 were issued for the payment of accounts payable and accrued wages totaling $139,763 and 1,397,632 were issued for a subscription receivable which totaled $139,763. As a result of this issuance, $2,459,831 of non-cash compensation expense has been recorded.

The Company also cancelled 703,374 stock options that were issued to two officers in August 2004 and reversed $423,533 of unvested non-cash compensation expense associated with that option issuance.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

                                 VISTA.COM, INC.
                         NOTES TO FINANCIAL STATEMENTS
(INFORMATION WITH RESPECT TO JUNE 30, 2005 AND TO THE SIX MONTHS ENDED JUNE 30,
                          2005 AND 2004 IS UNAUDITED)

ACCRUED PAYROLL TAX LIABILITIES - As of December 31, 2004 and 2003, the Company had accrued liabilities in the amount of $192,592 and $173,473, respectively, for payroll tax penalties, including interest. This entire amount was due to the federal government for late payments of federal withholdings, employee and employer FICA amounts and late filings of Form 941 with the federal government. The outstanding balance was paid in full during March 2005.

CLAIM AGAINST MERCHANT PARTNERS - At December 31, 2004, the Company had a claim against it for space leased by the former owners of Merchant Partners. This claim was settled during March of 2005 and has been accrued in the financial statements.

NOTE 9 - INCOME TAXES

The Company has paid no federal or state income taxes. The significant components of the Company's deferred tax assets and liabilities at December 31, 2004 and 2003, are as follows:

                                             2004            2003
                                          ------------    ----------
Deferred Income Tax Assets:
    Amortization of intangibles           $    792,891    $  106,572
    Vacation reserve                            16,370            --
    Net operating loss carryforward          1,105,060       685,321
                                          ------------    ----------

        Total deferred income tax assets     1,914,321       791,893
    Valuation allowance                     (1,914,321)     (791,893)

    Net deferred income tax asset         $         --    $       --
                                          ------------    ----------

There were no deferred tax assets or income tax benefits recorded in the financial statements for net deductible temporary differences or net operating loss carryforwards because the likelihood of realization of the related tax benefits cannot be established. Accordingly, a valuation allowance has been recorded to reduce the net deferred tax asset to zero and consequently, no income tax benefit has been recognized for any period.

As of December 31, 2004, the Company had net operating loss carryforwards for tax reporting purposes of approximately $2,962,628. These net operating loss carryforwards, if unused, begin to expire in 2019.

The following is a reconciliation of the amount of tax benefit that would result from applying the federal statutory rate to pretax loss with the benefit from income taxes for the years ended December 31, 2004 and 2003:

                                 VISTA.COM, INC.
                         NOTES TO FINANCIAL STATEMENTS
(INFORMATION WITH RESPECT TO JUNE 30, 2005 AND TO THE SIX MONTHS ENDED JUNE 30,
                          2005 AND 2004 IS UNAUDITED)

                                                      2004               2003
                                                 --------------     ------------
Benefit at statuatory rate (34%)                 $  (1,162,153)     $  (491,360)
Non-deductible expenses                                152,522          131,184
Change in valuation allowance                        1,122,428          407,867
State tax benefit, net of federal tax benefit         (112,797)         (47,691)
                                                 -------------      -----------
Net Benefit from Income Taxes                    $          --      $        --
                                                 -------------      -----------

NOTE 10 - STOCKHOLDER'S EQUITY

REVERSE STOCK SPLIT - On January 20, 2004, the Company effected a one-for-seven reverse stock split related to its outstanding shares of common stock, common stock options and warrants to purchase shares of common stock. This stock split has been retroactively reflected in the accompanying financial statements for all periods presented. In conjunction with the one-for-seven reverse stock split, the capital structure of the Company was amended. The Company is authorized to issue 50,000,000 shares of stock in the aggregate which is divided into two classes. Of those shares, 35,000,000 shares are designated as common shares and 15,000,000 are designated as preferred shares. Of those 15,000,000 preferred shares, 5,500,000 are designated as New Series A preferred shares having no par value and 9,500,000 shares are undesignated.

NEW SERIES A PREFERRED STOCK - The New Series A preferred stock has a $1.00 per share stated value. Dividends on the stated value of the outstanding New Series A preferred stock are payable when, and if declared by the Board of Directors, otherwise, there are no cumulative dividend requirements for the New Series A preferred stock. No dividends are to be paid to the holders of the common stock unless an equivalent dividend has been paid to or waived by the holders of the New Series A preferred shares. In the event of liquidation, the holders of the New Series A preferred stock shall be entitled to receive an amount not to exceed $1.00 per share of Series A preferred stock, plus any declared but unpaid dividends. The holders of the New Series A preferred shares shall be entitled to the number of votes equal to the number of shares of common stock into which the New Series A preferred shares would convert. Each share of the New Series A preferred stock is convertible at the option of the holder at anytime after the issuance of such shares. The New Series A preferred shares are convertible into common shares at the rate of one share of common stock for each $1.00 of New Series A preferred shares. Each share of New Series A preferred stock shall be automatically converted into common shares upon the earlier of vote by or written consent of the holders of at least a majority of the outstanding New Series A preferred shares, or immediately prior to the issuance of the company's common stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933 at a public offering price equal to or exceeding $3.00 per share and with aggregate proceeds of at least $15,000,000, or upon the effectiveness of a transaction that would result in the company's common stock becoming subject to the periodic reporting requirements of Section 13 or 15(d) of the Exchange Act of 1934.

EXERCISE OF STOCK OPTIONS - In February 2003, 893 shares of common stock were issued for cash. The amount of cash received was $312. The shares were issued for the exercise of employee stock options.

                                 VISTA.COM, INC.
                         NOTES TO FINANCIAL STATEMENTS
(INFORMATION WITH RESPECT TO JUNE 30, 2005 AND TO THE SIX MONTHS ENDED JUNE 30,
                          2005 AND 2004 IS UNAUDITED)

COMMON STOCK ISSUED FOR SERVICES - During 2003 an employee exercised 13,392 options to purchase shares of common stock in lieu of receiving cash compensation totaling $4,690. As part of the acquisition of an unrelated company's customer base, 199,262 shares of common stock were issued for services rendered that facilitated the acquisition. The value of the shares received was $209,226 or $1.05 per share. These shares were issued to a related party.

COMMON STOCK ISSUED FOR CONVERSION OF OLD SERIES A PREFERRED STOCK - Effective January 20, 2004, all 142,856 shares of Old Series A preferred stock, with a carrying value of $90,000, were converted into 142,856 shares of common stock. The conversion ratio was one share of Old Series A preferred stock was exchanged for one share of common stock. No dividends were declared or paid on the Old Series A preferred stock.

COMMON STOCK ISSUED FOR CONVERSION OF SERIES B PREFERRED STOCK - Effective January 20, 2004, all 399,308 shares of Series B preferred stock, with a carrying value of $5,478,743, were converted into 399,308 shares of common stock. The conversion ratio was one share of Series B preferred stock was exchanged for one share of common stock. No dividends were declared or paid on the Series B preferred stock.

COMMON STOCK ISSUED FOR CONVERSION OF SERIES C PREFERRED STOCK - Effective January 20, 2004, all 473,258 shares of Series C preferred stock with a carrying value of $500,000, were converted into 473,258 shares of common stock. The conversion ratio was one share of common stock for one share of Series C preferred stock. No dividends were declared or paid on the Series C preferred stock.

NEW SERIES A PREFERRED STOCK ISSUED - From March through August 2004, the Company issued 1,435,500 shares of New Series A preferred stock for cash. The shares were issued for $1.00 per share and the total amount of cash received was $1,435,500. During 2004, the note payable to the CEO and founder of the Company totaling $2,000,448, including principal and accrued interest, was converted into New Series A preferred stock. The CEO and founder of the Company received 2,000,448 shares of New Series A preferred stock or 1 share of New Series A preferred stock for each dollar of the note and accrued interest.

In January 2005, the Company issued 25,000 shares of New Series A preferred stock for cash. The shares were issued for $1.00 per share and the total amount of cash received was $25,000.

COMMON STOCK ISSUED FOR EXERCISE OF WARRANTS (UNAUDITED) - On April 30, 2005, 195,431 warrants were exercised. These warrants were exercised in settlement of accrued salaries and wages totaling $8,231. Of these warrants, 20,007 were exercised for $0.35 per share and 175,424 were exercised for $0.007 per share. On May 3, 2005, 86,236 warrants were exercised. These warrants were exercised for cash totaling $603 or $0.007 per share.

NOTE 11 - STOCK OPTIONS AND WARRANTS

STOCK-BASED COMPENSATION - The Company accounts for stock options issued to directors, officers and employees under Accounting Principles Board Opinion No. 25 and related interpretations ("APB 25"). Under APB 25, compensation expense is recognized if an option's exercise price on the measurement date is below the fair value of the Company's common stock. For options that provide for cashless exercise or that have been modified, the measurement date is considered the date the options are exercised or expire.

                                 VISTA.COM, INC.
                         NOTES TO FINANCIAL STATEMENTS
(INFORMATION WITH RESPECT TO JUNE 30, 2005 AND TO THE SIX MONTHS ENDED JUNE 30,
                          2005 AND 2004 IS UNAUDITED)

Those options are accounted for as variable options with compensation adjusted each period based on the difference between the market value of the common stock and the exercise price of the options at the end of the period. The Company had no variable options outstanding at December 31, 2004 or at June 30, 2005. The Company accounts for options and warrants issued to non-employees at their fair value in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123").

STOCK OPTION PLAN - On October 22, 1999, the Company adopted the 1999 Stock Option Plan ("the Plan") with 214,286 shares of common stock reserved for issuance there under. The Company's Board of Directors administers the Plan and has discretion in determining the officers, key employees, directors, consultants, agents, independent contractors and advisors who receive awards, the type of awards granted (stock, incentive stock options, or non-qualified stock options), and the term, vesting and exercise prices. During 2004, the plan was amended and the Company increased the number of shares available under the Plan to 2,440,466.

EMPLOYEE GRANTS - During the six months ended June 30, 2005, the Board of Directors ratified the grant of 616,500 stock options to key employees. Of these options, 321,500 of these shares vest 25% after the first six months and an additional 6.25% after each three-month period of continuous service completed. The remaining 295,000 shares of common stock vest ratably over a one-year period. Of these options, 107,000 are exercisable at $0.10 per share and 509,500 are exercisable at $0.47 per share. These options expire ten years from the date of issuance. In addition, in March of 2005, the Company cancelled 703,374 stock options that were issued in August 2004 in association with stock issued to key employees. In association with this cancellation, $423,533 of unvested non-cash compensation expense was reversed. (Unaudited.)

During 2004, the Company granted 1,077,007 stock options to key employees. Of the stock options granted, 725,320 are exercisable at $0.10 per share and are exercisable for a term of ten years. The remaining 351,687 stock options granted are exercisable at $0.11 per share for a term of five years. The options vest as follows: 25% six months after the date of the grant and 6.25% every three months thereafter until the options are fully vested.

During the year ended December 31, 2003, the Company granted options to purchase 32,140 shares of common stock to certain employees of the Company pursuant to the Plan. These options are ten-year options, 25% vest six months after the date of the grant and 6.25% every three months thereafter until the options are fully vested. The exercise price of the options is $0.35 per share.

                                 VISTA.COM, INC.
                         NOTES TO FINANCIAL STATEMENTS
(INFORMATION WITH RESPECT TO JUNE 30, 2005 AND TO THE SIX MONTHS ENDED JUNE 30,
                          2005 AND 2004 IS UNAUDITED)

A summary of the stock option activity for the six months ended June 30, 2005 and for the years ended December 31, 2004 and 2003 is as follows:

                                                         Weighted Average
                                               Shares     Exercise Price
                                             ---------   ----------------
Outstanding at January 1, 2003                 362,878   $           0.35
 Granted                                        32,140               0.35
 Exercised                                     (14,194)              0.35
 Expired                                       (45,390)              0.35
 Forfeited                                     (35,928)              0.35
                                             ---------   ----------------
Outstanding at December 31, 2003               299,506   $           0.35
                                             ---------   ----------------
 Granted                                     1,077,007               0.10
 Expired                                       (23,621)              0.35
 Forfeited                                     (13,532)              0.35
                                             ---------   ----------------
Outstanding at December 31, 2004             1,339,360   $           0.15
                                             ---------   ----------------
 Granted (unaudited)                           616,500               0.31
 Forfeited (unaudited)                        (703,374)              0.11
                                             ---------   ----------------
Outstanding at June 30, 2005 (unaudited)     1,252,486   $           0.26
                                             =========   ================
Exercisable at December 31, 2003               156,606   $           0.35
                                             =========   ================
Exercisable at December 31, 2004               189,587   $           0.35
                                             =========   ================
Exercisable at June 30, 2005 (unaudited)       359,972   $           0.25
                                             =========   ================

The fair value of stock options was determined at the grant dates using the Black-Scholes option-pricing model with the following weighted-average assumptions for the six months ended June 30, 2005 and for the years ended December 31, 2004 and 2003:

                                             2005            2004          2003
                                         -------------   -----------   -------------
Expected dividend yield                             --            --              --
Risk free interest rate                           4.11%         4.26%           4.41%
Expected volatility                                101%          106%            109%
Expected life                                5.0 years     5.0 years       5.0 years
Weighted average fair value per share    $        0.31   $      0.95   $        0.94

                                 VISTA.COM, INC.
                         NOTES TO FINANCIAL STATEMENTS
(INFORMATION WITH RESPECT TO JUNE 30, 2005 AND TO THE SIX MONTHS ENDED JUNE 30,
                          2005 AND 2004 IS UNAUDITED)


A summary of the stock options outstanding and exercisable at December 31, 2004 follows:

                           OPTIONS OUTSTANDING                OPTIONS EXERCISABLE
                ----------------------------------------  ---------------------------
                              WEIGHTED-
                               AVERAGE
  RANGE OF       NUMBER OF    REMAINING     WEIGHTED-      NUMBER OF     WEIGHTED-
  EXERCISE        OPTIONS    CONTRACTUAL     AVERAGE        OPTIONS       AVERAGE
   PRICES       OUTSTANDING     LIFE      EXERCISE PRICE  EXERCISABLE  EXERCISE PRICE
-------------   -----------  -----------  --------------  -----------  --------------
$0.10 - $0.11     1,077,007   8.94 years  $         0.10           --  $         0.10
    $0.35           262,353   6.56 years            0.35      189,587            0.35
                -----------                               -----------
$0.10 - $0.35     1,339,360   7.17 years  $         0.15      189,587  $         0.35
                ===========                               ===========

A summary of the stock options outstanding and exercisable at June 30, 2005 follows:

                           OPTIONS OUTSTANDING                OPTIONS EXERCISABLE
                ----------------------------------------  ---------------------------
                              WEIGHTED-
                               AVERAGE
  RANGE OF       NUMBER OF    REMAINING     WEIGHTED-      NUMBER OF     WEIGHTED-
  EXERCISE        OPTIONS    CONTRACTUAL     AVERAGE        OPTIONS       AVERAGE
   PRICES       OUTSTANDING     LIFE      EXERCISE PRICE  EXERCISABLE  EXERCISE PRICE
-------------   -----------  -----------  --------------  -----------  --------------
    $0.10           480,633   7.72 years  $         0.10      155,653  $         0.10
$0.35 - $0.47       771,853   7.57 years            0.43      204,319            0.35
                -----------                               -----------
$0.10 - $0.47     1,252,486   7.61 years  $         0.30      359,972  $         0.25
                ===========                               ===========

The Company has warrants outstanding to investors. A summary of the stock warrants outstanding and exercisable at December 31, 2004 follows:

                           WARRANTS OUTSTANDING              WARRANTS EXERCISABLE
                ----------------------------------------  ---------------------------
                              WEIGHTED-
                               AVERAGE
  RANGE OF       NUMBER OF    REMAINING     WEIGHTED-      NUMBER OF     WEIGHTED-
  EXERCISE        WARRANTS   CONTRACTUAL     AVERAGE       WARRANTS       AVERAGE
   PRICES       OUTSTANDING     LIFE      EXERCISE PRICE  EXERCISABLE  EXERCISE PRICE
--------------  -----------  -----------  --------------  -----------  --------------
   $0.007           874,784   1.55 years  $        0.007      874,784  $        0.007
    $0.35            73,136   1.01 years            0.35       73,136            0.35
                -----------                               -----------
$0.007 - $0.35      947,920   1.43 years  $        0.022      947,920  $        0.022
                ===========                               ===========

On April 20, 2005 the Company issued 50,000 warrants to purchase shares of the Company's common stock. These warrants were issued to a company who has agreed to assist the Company in raising capital. The warrants are exercisable at $0.50 per share and expire two years from the date of grant. These warrants are immediately exercisable. (Unaudited.)

                                 VISTA.COM, INC.
                         NOTES TO FINANCIAL STATEMENTS
(INFORMATION WITH RESPECT TO JUNE 30, 2005 AND TO THE SIX MONTHS ENDED JUNE 30,
                          2005 AND 2004 IS UNAUDITED)


A summary of the stock warrants outstanding and exercisable at June 30, 2005 follows:

                           WARRANTS OUTSTANDING              WARRANTS EXERCISABLE
                ----------------------------------------  ---------------------------
                               AVERAGE
  RANGE OF       NUMBER OF    REMAINING     WEIGHTED-       NUMBER OF     WEIGHTED-
  EXERCISE        WARRANTS   CONTRACTUAL     AVERAGE        WARRANTS      AVERAGE
   PRICES       OUTSTANDING     LIFE      EXERCISE PRICE  EXERCISABLE  EXERCISE PRICE
--------------  -----------  -----------  --------------  -----------  --------------
   $0.007           613,130   1.08 years  $        0.007      613,130  $        0.007
   $0.35             53,129   0.53 years            0.35       53,129            0.35
   $0.50             50,000   1.79 years            0.50       50,000            0.50
                -----------                               -----------
$0.007 - $0.50      716,259   1.09 years  $        0.055      716,259  $        0.055
                ===========                               ===========

NOTE 12 - ACQUISITIONS

MERCHANT PARTNERS ACQUISITION - Effective January 1, 2004, Vista.com, Inc. acquired all of the assets but only specified obligations of Merchant Partners, LLC ("Merchant Partners"). The results of Merchant Partners operations are included in the financial statements from January 1, 2004. Merchant Partners provides Internet based credit card and electronic check processing for businesses.

The integration of Merchant Partners represents a strategic extension of the Company's ability to provide products and services that support small business owners throughout their entire business cycle. A key component to every small business is the ability to accept payments from their customers, and the acquisition of Merchant Partners provides the Company with the ability to extend its small business services to include a variety of payment processing solutions to meet these customer needs.

The Company issued 1,200,000 shares of New Series A preferred stock for the purchase of the net assets of Merchant Partners. The Company had an independent valuation performed on the net assets purchased and determined the fair value of those assets to be $951,166 or $0.79 per share. Although New Series A preferred shares were issued for cash from March through August 2004 at $1.00 per share, the fair value of the net assets purchased was based on the independent valuation at the date the net assets were acquired. Therefore, a value of $0.79 per share was attributed to the 1,200,000 New Series A preferred shares issued in the acquisition. In addition, under the terms of the asset purchase agreement, an agent agreement is in effect beginning January 1, 2004 and ending on March 31, 2014. Under terms of the agent agreement, the Company is obligated to pay the former secured creditors of Merchant Partners 30% of the first $7,400,000 in gross revenue and 10% of the gross revenue in excess of $7,400,000 from Merchant Partners after the acquisition until expiration of the agent agreement.

                                 VISTA.COM, INC.
                         NOTES TO FINANCIAL STATEMENTS
(INFORMATION WITH RESPECT TO JUNE 30, 2005 AND TO THE SIX MONTHS ENDED JUNE 30,
                           2005 AND 2004 IS UNAUDITED)

The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values. Goodwill was not recognized in connection with the acquisition of Merchant Partners. At January 1, 2004, the purchase price was allocated to the assets acquired and the liabilities assumed as follows:

Current assets                       $   571,191
Property and equipment                   268,177
Intangible assets                        752,362
                                     -----------
        Total assets acquired          1,591,730
                                     -----------
Current liabilities                     (640,564)
                                     -----------
        Total liabilities assumed       (640,564)
                                     -----------
NET ASSETS ACQUIRED                  $   951,166
                                     ===========

Of the $752,362 of acquired intangible assets, the entire amount was assigned to software. The software relates to the Merchant Partners gateway through which the credit card transactions are processed. The software costs have an estimated useful life of five years as of the date of the acquisition. During the year ended December 31, 2004, the amount of amortization associated with these software costs was $150,472. The amount of the unamortized software costs on the balance sheet as of December 31, 2004 was $601,890.

JADEON ACQUISITION (UNAUDITED) - Effective at the end of business June 15, 2005, Vista.com, Inc. acquired all of the issued and outstanding common stock of Jadeon, Inc ("Jadeon"). The results of Jadeon's operations are included in the financial statements from June 16, 2005. Jadeon provides restaurant and retail point of sale equipment and service on that equipment.

The integration of Jadeon represents a strategic extension of the Company's ability to provide products and services that support small business owners throughout their entire business cycle. A key component to every small business that has a brick and mortar operation is the ability to record transactions via POS terminals. The acquisition of Jadeon provides the Company with the ability to supply these customers' needs as well as service the units they sell to the customers.

The Company issued 2,134,340 shares of the Company's common stock, an unsecured promissory note to the former owner of Jadeon in the amount of $800,378 with an initial payment of $201,000 on the effective date of the merger, less a discount of $26,994 and cash in the amount of $68,513 for the purchase of the common stock of Jadeon. Of these shares, 1,000,000 have been placed into escrow to secure the indemnification obligations of Jadeon. These shares will be released 18 months following the purchase date. The Company had an independent valuation performed on the net assets purchased, including the existence of goodwill, and determined the fair value of those assets to be $1,946,518. It was determined that the fair value of the stock of the Company was $0.912 per share. After determining the fair value of the net assets purchased there was $3,504,393 of value to be assigned to intangible assets. Of this amount, $1,639,173 was assigned to Customer contracts and relationships, $32,000 was assigned to a distribution agreement and as mentioned previously, $1,833,220 was assigned to goodwill. It has been deemed that the distribution rights and the customer contracts have a useful life of 3 years. The goodwill will be assessed at least annually by management to determine if the goodwill is impaired.

                                 VISTA.COM, INC.
                         NOTES TO FINANCIAL STATEMENTS
(INFORMATION WITH RESPECT TO JUNE 30, 2005 AND TO THE SIX MONTHS ENDED JUNE 30,
                          2005 AND 2004 IS UNAUDITED)


The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values. Goodwill was recognized in connection with the acquisition of Jadeon. At June 16, 2005, the purchase price was allocated to the assets acquired and the liabilities assumed as follows:

Current assets                                $   1,957,714
Property and equipment                              135,785
Intangible assets                                 3,504,393
Other assets                                          4,950
                                              -------------
        Total assets acquired                     5,602,842
                                              -------------
Current liabilities                              (2,814,426)
Other liabilities                                  (841,898)
                                              -------------
        Total liabilities assumed                (3,656,324)
                                              -------------
NET ASSETS ACQUIRED                           $   1,946,518
                                              =============

For the period ending June 30, 2005, the amortization expense due to the acquired intangible assets was $23,211.

In addition, the Company offered to five key employees retention bonuses that could total approximately $2,500,000. Each employee is guaranteed a set amount to be paid out at the end of each quarter. The minimum amount to be paid out each quarter is $30,000. This minimum payment will be reduced if one of the key employees leaves the Company. The formula for the payout is the amount of Jadeon's revenues recognized for each quarter multiplied by a factor that varies by employee, or the percentage of Jadeon's net income plus amortization for each period multiplied by a factor that varies by employee. These payments will be expensed as incurred. These employees are eligible to receive these bonuses as long as they are employed by the Company.

These employees were also granted a total of 295,000 options to purchase shares of the Company's common stock. These options are exercisable at $0.47 per share and vest ratably over one year. The options expire 10 years from the date of the option grant.

10x MARKETING ACQUISITION (UNAUDITED) - Effective June 6, 2005, Vista.com, Inc. acquired all of the membership interests of 10x Marketing LLC. The results of 10x Marketing's operations are included in the financial statements from June 6, 2005. 10x Marketing provides services that enable a customer's website to be more visible on the Internet.

The integration of 10x Marketing represents a strategic extension of the Company's ability to provide products and services that support small business owners throughout their entire business cycle. A key component to every small business on the Internet is the ability to for their website to be visible and receive the maximum number of views possible. The acquisition of 10x Marketing provides the Company with the ability to enhance the visibility of its customer's websites.

The Company issued 630,000 shares of common stock for the purchase of the membership interests of 10x Marketing. Of these shares, 63,000 have been placed into escrow to secure the indemnification obligations of 10x Marketing. These shares will be released no later than 10 days following the

                                 VISTA.COM, INC.
                         NOTES TO FINANCIAL STATEMENTS
(INFORMATION WITH RESPECT TO JUNE 30, 2005 AND TO THE SIX MONTHS ENDED JUNE 30,
                          2005 AND 2004 IS UNAUDITED)

anniversary of the purchase date. In addition, 10x Marketing was indebted to two partners of 10x Marketing for an amount of $104,000. As part of the acquisition, the partners received shares 69,333 shares of common stock in lieu of cash payments. These shares were part of the total of 630,000 shares of common stock that were used to purchase the membership interests of 10x Marketing. The Company had an independent valuation performed on the net assets purchased, including the existence of goodwill, and determined the fair value of those assets to be $574,560. The valuation determined there was no goodwill. It was determined that the fair value of the stock of the Company was $0.912 per share. After determining the fair value of the net assets purchased there was $626,364 of value to be assigned to intangible assets. Of this amount, $188,538 of that value was assigned to Optify, which is the name of the software used by 10x Marketing to enable a customer's website to be more visible on the internet through the use of search engines. The remaining amount of $437,826 was assigned to customer relationships. It has been deemed that both of these items have a three-year useful life and the amounts mentioned previously are being amortized over a three-year period.

The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values. Goodwill was not recognized in connection with the acquisition of 10x Marketing. At June 6, 2005, the purchase price was allocated to the assets acquired and the liabilities assumed as follows:

Current assets                                $      52,983
Property and equipment                               21,559
Intangible assets                                   626,364
                                              -------------
        Total assets acquired                       700,906
                                              -------------
Current liabilities                                (126,346)
                                              -------------
        Total liabilities assumed                  (126,346)
                                              -------------
NET ASSETS ACQUIRED                           $     574,560
                                              =============

For the period ending June 30, 2005, the amortization expense due to the intangible assets was $18,667.

SUPPLEMENTAL PRO FORMA INFORMATION (UNAUDITED) - The following supplemental pro forma information reflects the operations for the six months ended June 30, 2005 and 2004 as if Jadeon and 10x Marketing had been acquired as of January 1, 2004.

                     SIX MONTHS     SIX MONTHS
                        ENDED          ENDED
                    JUNE 30, 2005  JUNE 30, 2004
                    -------------  -------------
Revenue             $   8,760,236  $   6,845,527

Net loss            $  (4,586,377) $    (933,664)

Net loss per share  $       (0.52) $       (0.18)

                                 VISTA.COM, INC.
                         NOTES TO FINANCIAL STATEMENTS
(INFORMATION WITH RESPECT TO JUNE 30, 2005 AND TO THE SIX MONTHS ENDED JUNE 30,
                          2005 AND 2004 IS UNAUDITED)

NOTE 13 - SEGMENT INFORMATION

Information related to the Company's reportable operating business segments is shown below. The Company's reportable segments are reported in a manner consistent with the way management evaluates the business. The Company identifies its reportable business segments based on differences in products and services. The accounting policies of the business segments are the same as those described in the summary of significant accounting policies. The Company has identified the following business segments:

MERCHANT APPLICATIONS - The Company provides services to small businesses to help them promote their products through website hosting and design, registration of domain names, support and setup for customers and partners, search engine optimization, and pay-for-performance advertising (PFP) or traffic.

MERCHANT SERVICES - The Company provides services to small businesses that help them sell their products through the merchant gateway. These services include ACH/credit card processing, check processing, and payment settlements of merchant accounts.

JADEON - The Company provides POS terminals and service on those terminals to the restaurant and retail industries.

The following presents certain segment information as of and for year ended December 31, 2004. Segment information has not been presented for the year ended December 31, 2003 because the Company only provided Merchant Applications Services during that year.

                                   FOR THE YEAR ENDED DECEMBER 31, 2004
                                  ---------------------------------------
                                    MERCHANT       MERCHANT
                                  APPLICATIONS     SERVICES      TOTAL
                                  ------------   -----------  -----------
Revenue from external customers   $  2,274,711   $ 1,868,877  $ 4,143,588
Depreciation and amortization       (1,125,387)     (279,420)  (1,404,807)
Interest expense                      (145,463)         (825)    (146,288)
Segment loss                        (2,361,370)     (999,639)  (3,361,009)
Segment assets                         385,606     1,605,764    1,991,370

All of the Company's revenues and assets were in the United States of America. During the years ended December 31, 2004 and 2003, the Company had no customer that exceeded 10% of total revenues.

                                 VISTA.COM, INC.
                         NOTES TO FINANCIAL STATEMENTS
(INFORMATION WITH RESPECT TO JUNE 30, 2005 AND TO THE SIX MONTHS ENDED JUNE 30,
                          2005 AND 2004 IS UNAUDITED)

The following presents certain segment information as of and for the six months ended June 30, 2005.

                                                           FOR THE SIX MONTHS ENDED
                        -------------------------------------------------------------------------------------------------
                                            JUNE 30, 2005                                     JUNE 30, 2004
                        -------------------------------------------------------------------------------------------------
                          MERCHANT       MERCHANT                               MERCHANT        MERCHANT
                        APPLICATIONS     PARTNERS     JADEON       TOTAL      APPLICATIONS      PARTNERS        TOTAL
                        ------------   -----------  ----------  ------------  ------------    -------------  ------------
Revenue from external
  customers             $  1,311,872   $ 1,322,926  $  448,506  $  3,083,304  $  1,127,901     $  822,105    $  1,950,006
Depreciation and
  amortization                29,255       148,582      28,295       206,132       571,405        139,208         710,613
Interest expense              62,967        36,539          --        99,506       132,236            422         132,658
Segment loss              (2,479,784)   (2,255,676)     19,576    (4,715,884)     (716,020)      (195,779)       (911,799)
Segment assets             2,975,516     2,627,726   5,449,970    11,053,212     1,894,160      1,589,134       3,483,294

NOTE 14 - SUBSEQUENT EVENTS

During July 2005, employees of the Company exercised 40,000 options to purchase common stock. The Company received $4,000 for the exercise of these options. (Unaudited)

On August 19, 2005, the Company signed a lease agreement with a third party. This lease line of equipment is for an amount up to $1,000,000. The lease term is for three years. As part of the lease agreement, the Company agreed to sell 70,000 shares of common stock for cash to the leasing company at $0.10 per share. The shares were valued at $1.956 per share. The Company recorded $129,920 of lease expense in conjunction with this stock issuance. (Unaudited)

On September 7, 2005, the Company issued 19,780 warrants to purchase shares of the Company's common stock. Of these warrants, 15,280 are exercisable at $1.50 per share and expire 5 years from the date of grant. The 4,500 remaining warrants are exercisable at $1.00 per shares and expire 3 years from the date of grant. The Company has valued these shares using the fair value method and has recorded expense of $24,783. (Unaudited)

On September 15, 2005, the Company issued 40,000 options to purchase shares of the Company's common stock at $0.47 per share to non-employees which vest immediately and expire 10 years from the date of issuance. The fair value of the Company's common stock on the date of the grant was $1.956 per share. The Company valued these options using the fair value method. As a result of this option issuance, the Company recorded non-cash compensation expense of $69,122. (Unaudited)

On September 15, 2005, the Company issued 40,000 options to purchase shares of the Company's common stock at $0.47 per share to non-employees which vest immediately. The fair value of the Company's common stock on the date of the grant was $1.956 per share. The Company valued these options using the fair value method. As a result of this option issuance, the Company recorded non-cash compensation expense of $69,122. (Unaudited)

Subsequent to June 30, 2005, the Company continued to issue its 8% convertible note to investors. The Company received cash of $2,514,006. (Unaudited)